Exhibit 99.1

NOBILITY HOMES, INC. ANNOUNCES SALES AND EARNINGS FOR ITS FIRST QUARTER 2021

Ocala, FL…March 12, 2021—Today Nobility Homes, Inc. (OTCQX: NOBH) announced sales and earnings for its first quarter ended January 30, 2021. Sales for the first quarter of 2021 were $9,071,511 as compared to $9,443,852 recorded in the first quarter of 2020. Income from operations for the first quarter of 2021 was $1,224,066 versus $1,633,705 in the same period a year ago. Net income after taxes was $1,065,765 as compared to $1,400,141 for the same period last year. Diluted earnings per share for the first quarter of 2021 were $0.29 per share compared to $0.38 per share last year.

Nobility’s financial position during the first quarter 2021 remains very strong with cash and cash equivalents, certificates of deposit and short term investments of $36,484,550 and no outstanding debt. Working capital is $39,420,939 and our ratio of current assets to current liabilities is 4.7:1. Stockholders’ equity is $52,042,687 and the book value per share of common stock increased to $14.33.

The Board of Directors declared a one-time cash dividend of $1.00 per common share for fiscal year 2020. The cash dividend is payable on March 26, 2021 to stockholders of record as of March 12, 2021. Nobility Homes has distributed one-time cash dividends of $1.00 in fiscal years ending 2019 and 2018, respectively.

The Company has no defined dividend policy. The Board of Directors maintains the authority to declare distributions at their discretion. The Board performs a thorough and extensive evaluation of the Company’s balance sheet, cash flow, operating performance, and future earnings prospects when considering the declaration of any common dividend.

Terry Trexler, President, stated, “The demand for affordable manufactured housing in Florida has been adversely impacted by COVID-19 and actions taken in response thereto. According to the Florida Manufactured Housing Association, shipments for the industry in Florida for the period from November 2020 through January 2021 were equal to the same period last year. In addition, the lack of lenders in our industry, partly as a result of an increase in government regulations, still adversely affects our results by limiting many affordable manufactured housing buyers from purchasing homes. Since May of 2020 the Company has experienced unprecedented inflation in forest products, with no immediate relief in sight resulting in significate increases to our material costs. The Company is monitoring these costs and have adjusted our selling prices accordingly to help offset the higher costs. The Company purchased the land for the Tavares retail sales center in January 2021 for $245,000 and in February 2021 purchased land in Ocala for a future retail sales center for $1,040,000.

Maintaining our strong financial position is vital for future growth and success. Because of very challenging business conditions during economic recessions in our market area, management will continue to evaluate all expenses and react in a manner consistent with maintaining our strong financial position, while exploring opportunities to expand our distribution and manufacturing operations.

Our many years of experience in the Florida market, combined with home buyers’ increased need for more affordable housing, should serve the Company well in the coming years. Management remains convinced that our specific geographic market is one of the best long-term growth areas in the country”.

On June 5, 2020 the Company celebrated its 53rd anniversary in business specializing in the design and production of quality, affordable manufactured homes. With multiple retail sales centers and an insurance agency subsidiary, we are the only vertically integrated manufactured home company headquartered in Florida.

MANAGEMENT WILL NOT HOLD A CONFERENCE CALL. IF YOU HAVE ANY QUESTIONS, PLEASE CALL TERRY OR TOM TREXLER @ 800-476-6624 EXT 121 OR TERRY@NOBILITYHOMES.COM OR TOM@NOBILITYHOMES.COM

Certain statements in this report are unaudited or forward-looking statements within the meaning of the federal securities laws. Although Nobility believes that the amounts and expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the potential adverse impact on our business caused by the COVID-19 pandemic or other health pandemic, competitive pricing pressures at both the wholesale and retail levels, increasing material costs or availability of materials due to potential supply chain interruptions (such as current inflation with forest products and supply issues with vinyl siding and PVC piping), continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, impact of labor shortage, impact of materials shortage, increasing labor cost, cyclical nature of the manufactured housing industry, impact of rising fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management’s ability to attract and retain executive officers and key personnel, increased global tensions, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

NOBILITY HOMES, INC.

Condensed Consolidated Balance Sheets

	January 30, 2021	October 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,963,523	$30,305,902
Certificates of Deposit	3,082,111	4,602,307
Short-term investments	438,916	358,960
Accounts receivable—trade	1,057,086	790,046
Note receivable	29,259	35,997
Mortgage notes receivable	20,776	20,162
Income taxes receivable	—	105,676
Inventories	10,604,393	9,294,677
Pre-owned homes, net	389,679	441,937
Prepaid expenses and other current assets	1,553,057	1,014,849

Total current assets	50,138,800	46,970,513

Property, plant and equipment, net	5,363,841	5,142,714
Pre-owned homes, net	1,346,471	1,077,240
Note receivable, less current portion	6,573	6,573
Mortgage notes receivable, less current portion	226,286	227,509
Other investments	1,743,072	1,729,364
Deferred income taxes	3,598	3,598
Operating lease right of use assets	705,037	715,368
Cash surrender value of life insurance	3,840,452	3,795,902
Other assets	156,287	156,287

Total assets	$63,530,417	$59,825,068

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,100,355	$928,095
Accrued compensation	446,745	670,520
Accrued expenses and other current liabilities	1,113,685	1,383,833
Income taxes payable	230,133	—
Operating lease obligation	27,128	24,192
Customer deposits	7,799,815	5,098,633

Total current liabilities	10,717,861	8,105,273
Operating lease obligation, less current portion	769,869	778,519

Total liabilities	11,487,730	8,883,792

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized; 5,364,907 shares issued; 3,632,446 and 3,631,196 outstanding, respectively	536,491	536,491
Additional paid in capital	10,717,025	10,694,554
Retained earnings	59,041,816	57,976,051
Less treasury stock at cost, 1,732,461 shares in 2021 and 1,733,711 shares in 2020	(18,252,645)	(18,265,820)

Total stockholders’ equity	52,042,687	50,941,276

Total liabilities and stockholders’ equity	$63,530,417	$59,825,068

NOBILITY HOMES, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	January 30, 2021	February 1, 2020
Net sales	$9,071,511	$9,443,852
Cost of sales	(6,574,064)	(6,554,003)

Gross profit	2,497,447	2,889,849
Selling, general and administrative expenses	(1,273,381)	(1,256,144)

Operating income	1,224,066	1,633,705

Other income:
Interest income	30,656	101,883
Undistributed earnings in joint venture— Majestic 21	13,708	19,872
Proceeds received under escrow arrangement	45,868	83,109
Increase in fair value of equity investment	79,956	—
Miscellaneous	7,320	7,152

Total other income	177,508	212,016

Income before provision for income taxes	1,401,574	1,845,721
Income tax expense	(335,809)	(445,580)

Net income	1,065,765	1,400,141

Weighted average number of shares outstanding:
Basic	3,631,924	3,659,241
Diluted	3,633,493	3,660,638
Net income per share:
Basic	$0.29	$0.38
Diluted	$0.29	$0.38